UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On February 6, 2025, Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”) issued a press release announcing its implementation of a new Series A Redeemable Preferred Stock Redemption Safeguard Policy (the “Policy”) with respect to the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The Policy is applicable in the event of any redemption of shares of Series A Preferred Stock in shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), rather than in cash (each, a “Preferred Redemption in Common Stock”).

The Policy provides that if, within 10 business days of any such Preferred Redemption in Common Stock, any such shares of Class A Common Stock are sold at a loss (i.e. a lower price than the Aggregate Redemption Value), the shareholder can apply to the Company for a cash payment to the holder in an amount equal to the difference between (a) the Aggregate Redemption Value of the Class A Common Stock so issued, and (b) the Aggregate Sale Price at which such shares of Class A Common Stock were sold, subject to certain conditions and requirements as set forth in the Policy. The full text of the press release is attached as Exhibit 99.1 to this report. The Policy is available at the Company’s public website at: www.bluerockhomes.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued February 6, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: February 12, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer